Exhibit 99.1

Vistra Reports First Quarter 2024 Results,

Raises Expectations for Energy Harbor and Consolidated

Adjusted EBITDA

Earnings Release Highlights

•	GAAP first quarter 2024 Net Income of $18 million and Cash Flow from Operations of $312 million.

•	Net Income from Ongoing Operations[1] of $39 million and Ongoing Operations Adjusted EBITDA[1] of $813 million.

•	Initiated a combined midpoint guidance for 2024 Ongoing Operations Adjusted EBITDA,[1] excluding any potential contribution from the nuclear production tax credit, of $4,800 million.

•	Increased synergy expectations for Energy Harbor and announced targeted Operational Performance Improvement (OPI) initiatives totaling $200 million run-rate on a combined basis by year end 2026.

•	Vistra added to the S&P 500 effective May 8, 2024.

IRVING, Texas — May 8, 2024 — Vistra Corp. (NYSE: VST) today reported its first quarter 2024 financial results and other highlights.

“It’s been an exciting start to 2024 for Vistra with the team delivering on multiple fronts. I’m proud of our ability to successfully close the acquisition of Energy Harbor within two weeks of receiving FERC approval. Our team hit the ground running on integration and have made significant progress to date. The increase in expected synergies and the identification of sizeable Operational Performance Improvement (OPI) initiatives we are announcing today are a testament to their hard work. We continue to believe that integrating generation and retail businesses is one of Vistra’s core competencies and a source of long-term value creation.”

Burke continued, “We believe that our integrated model, which combines best-in-class retail and commercial operations with a high-quality portfolio of generation assets enables us to provide our retail customers the electric service they need while delivering consistent financial results for our stakeholders. During another quarter characterized by both winter storms and unseasonably mild weather, Vistra delivered commercial availability of approximately 98% while generating positive profitability and even stronger year-over-year Adj. EBITDA growth, validating the team’s approach. We have an incredible team of people who are focused on a safe, high-performance culture, and are eager to perform.”

Burke concluded, “Recent power market developments are certainly notable, and we see multiple drivers underlying a projected long-term acceleration in load growth in many of the geographies we serve. The increase in our potential long-term financial expectations reflects the attractive position provided by our integrated business model. We remain focused on advancing our four strategic priorities of delivering strong and stable earnings, executing a disciplined capital allocation strategy, maintaining balance sheet strength, and supporting a sustainable energy future.”

Vistra – Press Release

May 8, 2024, Page 2

Summary of Financial Results for the Three Months Ended March 31, 2024 and 2023

(Unaudited) (Millions of Dollars)

	Three Months Ended March 31,
	2024	2023
Net income (loss)	$18	$698
Ongoing operations net income (loss)	$39	$725
Ongoing operations Adjusted EBITDA	$813	$554
Adjusted EBITDA by Segment
Retail	$(28)	$(29)
Texas	$411	$383
East	$201	$1
West	$59	$46
Sunset	$184	$164
Corporate and Other	$(14)	$(11)
Asset Closure	$(23)	$(41)

For the quarter ended March 31, 2024, Vistra reported Net Income of $18 million, Net Income from Ongoing Operations1 of $39 million, and Ongoing Operations Adjusted EBITDA1 of $813 million. Net Income for the first quarter 2024 decreased $680 million from the first quarter 2023, primarily driven by material unrealized mark-to-market gains recognized in 2023. Ongoing Operations Adjusted EBITDA for the first quarter 2024 increased by $259 million compared to the first quarter 2023 driven primarily by the inclusion of one month of results from the acquisition of Energy Harbor and the expiration of contracts which resulted in higher-than-expected migration of customers to default service providers at rates below prevailing wholesale market prices for the three months ended March 31, 2023.

Guidance

($ in millions)	Initiated Combined 2024 Vistra Guidance Ranges
Ongoing Operations Adjusted EBITDA	$4,550 - $5,050
Ongoing Operations Adjusted FCFbG	$2,200 - $2,700

As of May 8, 2024, Vistra has hedged approximately 95% of its expected generation volumes for the balance of 2024, approximately 80% for 2025, and approximately 50% for 2026. Vistra’s comprehensive hedging program, as well as recent forward price curves, support the company’s combined 2024 guidance ranges, as well as its combined potential Ongoing Operations Adjusted EBITDA midpoint opportunities for 2025 and 2026. Vistra currently estimates potential midpoint opportunities for Ongoing Operations Adjusted EBITDA to be in the range of $5,000 million to $5,500 million for 2025 and more than $6,000 million for 2026. See footnote 2 for a discussion on Non-GAAP reconciliations.

Vistra – Press Release

May 8, 2024, Page 3

Share Repurchase Program

As of May 3, 2024:

•	Vistra executed ~$3.9 billion in share repurchases since November 2021.

•	Vistra had ~347.5 million shares outstanding, representing a ~28% reduction of the amount of the shares outstanding on Nov. 2, 2021.

Vistra expects to spend at least $2.25 billion on share repurchases throughout 2024 and 2025.

Clean Energy Investments

Vistra is focused on the reliability, affordability and sustainability of electricity in the markets in which we operate. Vistra continues to grow its fleet of zero-carbon resources, advancing these interests through cost-effective, strategic investments in solar and battery storage developments and through the acquisition of Energy Harbor.

On March 1, 2024 Vistra closed on the acquisition of Energy Harbor, which added more than 4,000 MW of nuclear generation to its portfolio along with approximately 1 million additional retail customers. Together with Vistra’s existing 2,400 MW Comanche Peak Nuclear Power Plant, this acquisition brings Vistra’s nuclear capacity to more than 6,400 MW. Notably, in 2022, Comanche Peak applied to extend its operating licenses through 2050 and 2053 for the two-unit facility, an additional 20 years beyond the original licenses. Additionally, in 2023, Perry applied to extend its operating license through 2046, also an additional 20 years beyond the original license. Both processes are advancing as expected.

The Inflation Reduction Act is anticipated to provide the opportunity to realize material benefits to Vistra with respect to its renewables and energy storage projects, as well as provide strong price support via the nuclear production tax credit for its nuclear facilities, including those acquired through the Energy Harbor transaction.

Vistra began construction on two of its three larger Illinois combined solar and energy storage projects, part of the Coal to Solar and Energy Storage Initiative, earlier this year. Vistra intends to remain strategic and disciplined with respect to the timing of investments in renewables and energy storage projects.

Liquidity

As of March 31, 2024, Vistra had total available liquidity of approximately $3,000 million, including cash and cash equivalents of $1,070 million, $1,293 million of availability under its corporate revolving credit facility, and $637 million of availability under its commodity-linked revolving credit facility. Available capacity under the commodity-linked revolving credit facility reflects the borrowing base as of March 31, 2024. Available liquidity excludes $438 million of commitments under the commodity-linked revolving credit facility that were not available to be drawn as of March 31, 2024.3

Vistra – Press Release

May 8, 2024, Page 4

Earnings Webcast

Vistra will host a webcast today, May 8, 2024, beginning at 10 a.m. ET (9 a.m. CT) to discuss these results and related matters. The live webcast and the accompanying slides that will be discussed on the call can be accessed via Vistra’s website at www.vistracorp.com under “Investor Relations” and then “Events & Presentations.” Participants can also listen by phone by registering here prior to the start time of the call to receive a conference call dial-in number. A replay of the webcast will be available on Vistra’s website for one year following the live event.

About Vistra

Vistra (NYSE: VST) is a leading, Fortune 500 integrated retail electricity and power generation company that provides essential resources to customers, businesses, and communities from California to Maine. Based in Irving, Texas, Vistra is a leader in the energy transformation with an unyielding focus on reliability, affordability, and sustainability. The company safely operates a reliable, efficient, power generation fleet of natural gas, nuclear, coal, solar, and battery energy storage facilities while taking an innovative, customer-centric approach to its retail business. Learn more at https://www.vistracorp.com.

Media

Meranda Cohn

214-875-8004

Media.Relations@vistracorp.com

Analysts

Eric Micek

214-812-0046

Investor@vistracorp.com

1

Ongoing Operations excludes the Asset Closure segment. Net Income (Loss) from Ongoing Operations, Ongoing Operations Adjusted EBITDA, and Ongoing Operations Adjusted Free Cash Flow before Growth are non-GAAP financial measures. Any reference to “Ongoing Operations Adjusted FCFbG” is a reference to Ongoing Operations Adjusted Free Cash Flow before Growth. See the “Non-GAAP Reconciliation” tables for further detail. Total segment information may not tie due to rounding.

2

Midpoint opportunities are not intended to be guidance and represent only our estimate of potential opportunities for Adj. EBITDA in 2025 and 2026 based on market curves as of May 3, 2024. Actual results could vary and are subject to a number of risks, uncertainties and factors, including power price market movements and our hedging strategy. We have not provided a quantitative reconciliation of Adjusted EBITDA opportunities for 2025 and 2026 to GAAP net income (loss) because we cannot, without unreasonable effort, calculate certain reconciling items with confidence due to the variability, complexity, and limited visibility of the adjusting items that would be excluded from Adjusted EBITDA in such out year periods. Midpoint opportunities exclude any potential benefit from nuclear production tax credit.

3

The accounts receivable securitization program facility was amended to add Energy Harbor and increase the aggregate commitments from $750 million to $1,000 million on April 8, 2024. Borrowings remained at $750 million. The repurchase facility limit remained at $125 million. Borrowings under the facility totaled $125 million.

Vistra – Press Release

May 8, 2024, Page 5

About Non-GAAP Financial Measures and Items Affecting Comparability

“Adjusted EBITDA” (EBITDA as adjusted for unrealized gains or losses from hedging activities, tax receivable agreement impacts, reorganization items, and certain other items described from time to time in Vistra’s earnings releases), “Adjusted Free Cash Flow before Growth” (or “Adjusted FCFbG”) (cash from operating activities excluding changes in margin deposits and working capital and adjusted for capital expenditures (including capital expenditures for growth investments), other net investment activities, and other items described from time to time in Vistra’s earnings releases), “Ongoing Operations Adjusted EBITDA” (adjusted EBITDA less adjusted EBITDA from Asset Closure segment), “Net Income (Loss) from Ongoing Operations” (net income less net income from Asset Closure segment), and “Ongoing Operations Adjusted Free Cash Flow before Growth” or “Ongoing Operations Adjusted FCFbG” (adjusted free cash flow before growth less cash flow from operating activities from Asset Closure segment before growth) are “non-GAAP financial measures.” A non-GAAP financial measure is a numerical measure of financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in Vistra’s consolidated statements of operations, comprehensive income, changes in stockholders’ equity and cash flows. Non-GAAP financial measures should not be considered in isolation or as a substitute for the most directly comparable GAAP measures. Vistra’s non-GAAP financial measures may be different from non-GAAP financial measures used by other companies.

Vistra uses Adjusted EBITDA as a measure of performance and believes that analysis of its business by external users is enhanced by visibility to both Net Income prepared in accordance with GAAP and Adjusted EBITDA. Vistra uses Adjusted Free Cash Flow before Growth as a measure of liquidity, and believes that analysis of capital available to allocate for debt service, growth, and return of capital to stockholders is supported by disclosure of both cash provided by (used in) operating activities prepared in accordance with GAAP as well as Adjusted Free Cash Flow before Growth. Vistra uses Ongoing Operations Adjusted EBITDA as a measure of performance and Ongoing Operations Adjusted Free Cash Flow before Growth as a measure of liquidity, and Vistra’s management and board of directors have found it informative to view the Asset Closure segment as separate and distinct from Vistra’s ongoing operations. Vistra uses Net Income (Loss) from Ongoing Operations as a non-GAAP measure that is most comparable to the GAAP measure Net Income in order to illustrate the company’s Net Income excluding the effects of the Asset Closure segment, as well as a measure to compare to Ongoing Operations Adjusted EBITDA. The schedules attached to this earnings release reconcile the non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with U.S. GAAP.

Cautionary Note Regarding Forward-Looking Statements

The information presented herein includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which are based on current expectations, estimates and projections about the industry and markets in which Vistra Corp. (“Vistra”) operates and beliefs of and assumptions made by Vistra’s management, involve risks and uncertainties, which are difficult to predict and are not guarantees of future performance, that could significantly affect the financial results of Vistra. All statements, other than statements of historical facts, that are presented herein, or in response to questions or otherwise, that address activities, events or developments that may occur in the future, including such matters as activities related to our financial or operational projections, financial condition and cash flows, projected synergy, value lever and net debt targets, capital allocation, capital expenditures, liquidity, projected Adjusted EBITDA to free cash flow conversion rate, dividend policy, business strategy, competitive strengths, goals, future acquisitions or dispositions, development or operation of power generation assets, market and industry developments and the growth of our businesses and operations (often, but not always, through the use of words or phrases, or the negative variations of those words or other comparable words of a future or forward-looking nature, including, but not limited to: “intends,” “plans,” “will likely,” “unlikely,” “believe,” “confident”, “expect,” “seek,” “anticipate,” “estimate,” “continue,” “will,” “shall,” “should,” “could,” “may,” “might,” “predict,” “project,” “forecast,” “target,” “potential,” “goal,” “objective,” “guidance” and “outlook”), are forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements. Although Vistra believes that in making any such forward-looking statement, Vistra’s expectations are based on reasonable assumptions, any such forward-looking statement involves uncertainties and risks that could cause results to differ materially from those projected in or implied by any such forward-looking statement, including, but not limited to: (i) adverse changes in general economic or market conditions (including changes in interest rates) or changes in political conditions or federal or state laws and regulations; (ii) the ability of Vistra to execute upon its contemplated strategic, capital allocation, performance, and cost-saving initiatives and to successfully integrate acquired businesses, including Energy Harbor; (iii) actions by credit ratings agencies; (iv) the severity, magnitude and duration of extreme weather events, contingencies and uncertainties relating thereto, most of which are difficult to predict and many of which are beyond our control, and the resulting effects on our results of operations, financial condition and cash flows; and (v) those additional risks and factors discussed in reports filed with the Securities and Exchange Commission by Vistra from time to time, including the uncertainties and risks discussed in the sections entitled “Risk Factors” and “Forward-Looking Statements” in Vistra’s annual report on Form 10-K for the year ended December 31, 2023 and subsequently filed quarterly reports on Form 10-Q.

Any forward-looking statement speaks only at the date on which it is made, and except as may be required by law, Vistra will not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible to predict all of them; nor can Vistra assess the impact of each such factor or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.

Vistra – Press Release

May 8, 2024, Page 6

VISTRA CORP. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited) (Millions of Dollars)
	Three Months Ended March 31,
	2024	2023
Operating revenues	$3,054	$4,425
Fuel, purchased power costs and delivery fees	(1,716)	(2,170)
Operating costs	(498)	(421)
Depreciation and amortization	(403)	(366)
Selling, general and administrative expenses	(351)	(288)
Impairment of long-lived assets	—	(49)

Operating income	86	1,131
Other income	91	20
Other deductions	(4)	(3)
Interest expense and related charges	(170)	(207)
Impacts of Tax Receivable Agreement	(5)	(65)

Net income (loss) before income taxes	(2)	876
Income tax (expense) benefit	20	(178)

Net income	$18	$698
Net (income) loss attributable to noncontrolling interest	(53)	1

Net income (loss) attributable to Vistra	$(35)	$699
Cumulative dividends attributable to preferred stock	(49)	(38)

Net income (loss) attributable to Vistra common stock	$(84)	$661

Vistra – Press Release

May 8, 2024, Page 7

VISTRA CORP. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited) (Millions of Dollars)
	Three Months Ended March 31,
	2024	2023
Cash flows — operating activities:
Net income	$18	$698
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	555	477
Deferred income tax expense (benefit), net	(23)	181
Impairment of long-lived assets	—	49
Unrealized net (gain) loss from mark-to-market valuations of commodities	176	(1,085)
Unrealized net (gain) loss from mark-to-market valuations of interest rate swaps	(47)	41
Unrealized net gain from nuclear decommissioning trusts	(28)	—
Asset retirement obligation accretion expense	19	9
Impacts of Tax Receivable Agreement	5	65
Gain on TRA repurchase and tender offers	(10)	—
Bad debt expense	36	35
Stock-based compensation	21	22
Other, net	(23)	8
Changes in operating assets and liabilities:
Margin deposits, net	128	1,227
Accrued interest	(3)	(47)
Accrued taxes	(111)	(91)
Accrued employee incentive	(169)	(79)
Other operating assets and liabilities	(232)	(75)

Cash provided by operating activities	312	1,435

Cash flows — investing activities:
Capital expenditures, including nuclear fuel purchases and LTSA prepayments	(465)	(484)
Energy Harbor acquisition (net of cash acquired)	(3,070)	—
Proceeds from sales of nuclear decommissioning trust fund securities	214	119
Investments in nuclear decommissioning trust fund securities	(220)	(125)
Proceeds from sales of environmental allowances	17	35
Purchases of environmental allowances	(131)	(61)
Proceeds from sale of property, plant and equipment, including nuclear fuel	127	2
Other, net	—	1

Cash used in investing activities	(3,528)	(513)

Cash flows — financing activities:
Issuances of long-term debt	700	—
Repayments/repurchases of debt	(756)	(7)
Net borrowings under accounts receivable financing	875	175
Borrowings under Revolving Credit Facility	—	100
Repayments under Revolving Credit Facility	—	(350)
Borrowings under Commodity-Linked Facility	500	—
Repayments under Commodity-Linked Facility	—	(400)
Stock repurchases	(291)	(301)
Dividends paid to common stockholders	(77)	(77)
TRA Repurchase and tender offer — return of capital	(122)	—

Vistra – Press Release

May 8, 2024, Page 8

VISTRA CORP. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited) (Millions of Dollars)
	Three Months Ended March 31,
	2024	2023
Other, net	(36)	(14)

Cash provided by (used in) financing activities	793	(874)

Net change in cash, cash equivalents and restricted cash	(2,423)	48
Cash, cash equivalents and restricted cash — beginning balance	3,539	525

Cash, cash equivalents and restricted cash — ending balance	$1,116	$573

Vistra – Press Release

May 8, 2024, Page 9

VISTRA CORP.

NON-GAAP RECONCILIATIONS - ADJUSTED EBITDA

FOR THE THREE MONTHS ENDED MARCH 31, 2024

(Unaudited) (Millions of Dollars)

	Retail	Texas	East	West	Sunset	Eliminations / Corp and Other	Ongoing Operations Consolidated	Asset Closure	Vistra Corp. Consolidated
Net income (loss)	$561	$(331)	$(185)	$164	$7	$(177)	$39	$(21)	$18
Income tax benefit	—	—	—	—	—	(20)	(20)	—	(20)
Interest expense and related charges (a)	6	(10)	1	—	—	172	169	1	170
Depreciation and amortization (b)	23	158	215	21	20	16	453	—	453

EBITDA before Adjustments	590	(183)	31	185	27	(9)	641	(20)	621
Unrealized net (gain) loss resulting from hedging transactions	(623)	584	193	(129)	155	—	180	(4)	176
Purchase accounting impacts	(2)	—	(2)	—	—	(14)	(18)	—	(18)
Impacts of Tax Receivable Agreement (c)	—	—	—	—	—	(5)	(5)	—	(5)
Non-cash compensation expenses	—	—	—	—	—	21	21	—	21
Transition and merger expenses	1	—	4	—	—	28	33	—	33
Decommissioning-related activities (d)	—	5	(26)	—	2	—	(19)	—	(19)
ERP system implementation	—	—	—	—	—	6	6	—	6
Other, net	6	5	1	3	—	(41)	(26)	1	(25)

Adjusted EBITDA	$(28)	$411	$201	$59	$184	$(14)	$813	$(23)	$790

(a)	Includes $47 million of unrealized mark-to-market net gains on interest rate swaps.
(b)	Includes nuclear fuel amortization of $26 million and $23 million, respectively, in Texas and East segments.
(c)	Includes $10 million gain recognized on the repurchase of TRA Rights in the three months ended March 31, 2024.
(d)	Represents net of all NDT income (loss), ARO accretion expense for operating assets and ARO remeasurement impacts for operating assets.

Vistra – Press Release

May 8, 2024, Page 10

VISTRA CORP.

NON-GAAP RECONCILIATIONS - ADJUSTED EBITDA

FOR THE THREE MONTHS ENDED MARCH 31, 2023

(Unaudited) (Millions of Dollars)

	Retail	Texas	East	West	Sunset	Eliminations / Corp and Other	Ongoing Operations Consolidated	Asset Closure	Vistra Corp. Consolidated
Net income (loss)	$(595)	$584	$745	$52	$424	$(485)	$725	$(27)	$698
Income tax expense	—	—	—	—	—	178	178	—	178
Interest expense and related charges (a)	7	(4)	—	(4)	1	206	206	1	207
Depreciation and amortization (b)	29	153	161	15	14	17	389	—	389

EBITDA before Adjustments	(559)	733	906	63	439	(84)	1,498	(26)	1,472
Unrealized net (gain) loss resulting from hedging transactions	559	(346)	(923)	(18)	(340)	—	(1,068)	(17)	(1,085)
Generation plant retirement expenses	—	—	—	—	—	1	1	—	1
Fresh start/purchase accounting impacts	1	(1)	2	—	1	—	3	—	3
Impacts of Tax Receivable Agreement	—	—	—	—	—	65	65	—	65
Non-cash compensation expenses	—	—	—	—	—	22	22	—	22
Transition and merger expenses	(2)	—	—	—	1	2	1	—	1
Impairment of long-lived assets	—	—	—	—	49	—	49	—	49
PJM capacity performance default impacts (c)	—	—	14	—	6	—	20	—	20
Winter Storm Uri impacts (d)	(34)	1	—	—	—	—	(33)	—	(33)
Other, net	6	(4)	2	1	8	(17)	(4)	2	(2)

Adjusted EBITDA	$(29)	$383	$1	$46	$164	$(11)	$554	$(41)	$513

(a)	Includes $41 million of unrealized mark-to-market net losses on interest rate swaps.
(b)	Includes nuclear fuel amortization of $23 million in Texas segment.
(c)	Represents estimate of anticipated market participant defaults or settlements on initial PJM capacity performance penalties due to extreme magnitude of penalties associated with Winter Storm Elliott.
(d)

Adjusted EBITDA impacts of Winter Storm Uri reflects the application of bill credits to large commercial and industrial customers that curtailed their usage during Winter Storm Uri and a reduction in the allocation of ERCOT default uplift charges which were expected to be paid over several decades under protocols existing at the time of the storm.

Vistra – Press Release

May 8, 2024, Page 11

VISTRA CORP. - NON-GAAP RECONCILIATIONS 2024 GUIDANCE1

(Unaudited) (Millions of Dollars)

	Ongoing Operations		Asset Closure		Vistra Corp. Consolidated
	Low	High	Low	High	Low	High
Net income (loss)	$2,030	$2,430	$(90)	$(90)	$1,940	$2,340
Income tax expense	550	650	—	—	550	650
Interest expense and related charges (a)	980	980	—	—	980	980
Depreciation and amortization (b)	2,130	2,130	—	—	2,130	2,130
EBITDA before Adjustments	$5,690	$6,190	$(90)	$(90)	$5,600	$6,100

Unrealized net (gain) loss resulting from hedging transactions	(1,151)	(1,151)	(9)	(9)	(1,160)	(1,160)
Impacts of Tax Receivable Agreement	(4)	(4)	—	—	(4)	(4)
Non-cash compensation expenses	69	69	—	—	69	69
Transition and merger expenses	8	8	—	—	8	8
Interest income	(61)	(61)	—	—	(61)	(61)
Other, net	(1)	(1)	4	4	3	3
Adjusted EBITDA guidance	$4,550	$5,050	$(95)	$(95)	$4,455	$4,955

Interest paid, net	(910)	(910)	—	—	(910)	(910)
Tax (paid) / received (c)	(89)	(89)	—	—	(89)	(89)
Tax Receivable Agreement payments	(30)	(30)	—	—	(30)	(30)
Working capital and margin deposits	439	439	—	—	439	439
Accrued environmental allowances	459	459	—	—	459	459
Reclamation and remediation	(31)	(31)	(95)	(95)	(126)	(126)
ERP implementation expenditures	(50)	(50)	—	—	(50)	(50)
Other changes in other operating assets and liabilities	(153)	(153)	(12)	(12)	(165)	(165)
Cash provided by operating activities	$4,185	$4,685	$(202)	$(202)	$3,983	$4,483

Capital expenditures including nuclear fuel purchases and LTSA prepayments	(1,172)	(1,172)	—	—	(1,172)	(1,172)
Solar and storage development expenditures	(745)	(745)	—	—	(745)	(745)
Acquisitions	(3,192)	(3,192)	—	—	(3,192)	(3,192)
Other growth expenditures	(74)	(74)	—	—	(74)	(74)
(Purchase)/sale of environmental allowances	(291)	(291)	—	—	(291)	(291)
Other net investing activities	11	11	—	—	11	11
Free cash flow	$(1,278)	$(778)	$(202)	$(202)	$(1,480)	$(980)

Working capital and margin deposits	(439)	(439)	—	—	(439)	(439)
Solar and storage development and other growth expenditures	745	745	—	—	745	745
Acquisitions	3,192	3,192	—	—	3,192	3,192
Other growth expenditures	74	74	—	—	74	74
Accrued environmental allowances	(459)	(459)	—	—	(459)	(459)
Purchase/(sale) of environmental allowances	291	291	—	—	291	291
Transition and merger expenses	24	24	2	2	26	26
ERP implementation expenditures	50	50	—	—	50	50
Adjusted free cash flow before growth guidance	$2,200	$2,700	$(200)	$(200)	$2,000	$2,500

1	Regulation G Table 2024 Guidance prepared as of May 8, 2024, based on market curves as of May 3, 2024. Guidance excludes any potential benefit from the nuclear production tax credit.
(a)	Includes unrealized (gain) / loss on interest rate swaps of $50 million.
(b)	Includes nuclear fuel amortization of $340 million.
(c)	Includes state tax payments.